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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


         Date of Earliest Event Reported: October 1, 1996


                  MASSACHUSETTS ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Massachusetts            0-5464              04-1988940
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

             (Address of principal executive offices)

                          (508) 389-2000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
_____________________


     As previously reported on September 12, 1996, New England Electric System (NEES) subsidiaries Massachusetts Electric Company (Massachusetts Electric) and New England Power Company
(NEP) announced that they had reached agreement with the Attorney General of Massachusetts on a plan which, if approved by the Massachusetts Department of Public Utilities (MDPU), would implement retail choice in 1998 and provide Massachusetts Electric and NEP recovery of stranded costs. Since that time, the NEES companies have been seeking to reach consensus on that plan with other industry stakeholders before filing the plan with the MDPU.

     On October 1, 1996, Massachusetts Electric and NEP, together with the Attorney General, the Massachusetts Division of Energy Resources and other parties announced the filing of a restructuring plan with the MDPU. The filed plan is similar to the previously announced plan except that the NEES companies have agreed to voluntarily divest, either by sale or spin off, 100% of their generating business to one or more nonaffiliated entities. The plan would require the NEES companies to file an additional plan by July 1, 1997 detailing how the divestiture would be carried out. Actual divestiture would take place within six months after the later of (i) commencement of retail choice in Massachusetts for all customers of investor-owned electric utilities or (ii) the receipt of all governmental approvals necessary for the transfer. The aggregate amount of the transition access charge on retail distribution rates to recover NEP's past generation commitments would be reduced by the proceeds or other valuation of the divested generation assets.

     As part of the divestiture plan, NEP would endeavor to sell or otherwise transfer its minority interest in five operating nuclear power plants to nonaffiliates. NEP may, however, retain responsibility for decommissioning and related expenses if necessary.

     The NEES companies have requested that the MDPU hold public hearings on the plan and issue a decision by December 1, 1996. Implementation of the plan is also subject to enactment of enabling legislation by the Massachusetts legislature and the approval of the Federal Energy Regulatory Commission. Additional governmental approvals would be required for the transfer of the generation business.

     Historically, electric utility rates have been based on a utility's costs. As a result, electric utilities are subject to certain accounting standards that are not applicable to other business enterprises in general. Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation
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(FAS71), requires regulated entities, in appropriate
circumstances, to establish regulatory assets and liabilities, and thereby defer the income statement impact of certain costs that are expected to be recovered in future rates. The NEES companies believe that, if approved by regulators, the restructuring plan would meet the criteria for continued application of FAS71 to the NEES companies' remaining regulated utility operations, including the recovery of stranded costs. As a result, no writeoff of existing regulatory assets is expected and any loss from the divestiture of the NEES companies generating business would be recorded as a regulatory asset.


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                             MASSACHUSETTS ELECTRIC COMPANY


                                    s/Michael E. Jesanis
                                             By _________________________
                                    Michael E. Jesanis
                                    Treasurer


Date: October 1, 1996